Exhibit 10.1

                                    AMENDMENT
                                       TO
                               EARN-OUT AGREEMENT

         THIS AMENDMENT TO EARN-OUT AGREEMENT (this "Amendment") is made as of April 10, 2007 by and among Steven Madden, Ltd., a Delaware corporation, Daniel
M. Friedman, Daniel M. Friedman & Associates, Inc. and DMF International, Ltd (each a "Company," and together the "Companies").

                                    RECITALS
                                    --------

         WHEREAS, the parties hereto entered into that certain Earn-Out Agreement (the "Earn-Out Agreement"), dated as of February 7, 2006, and;

         WHEREAS, Steven Madden, Ltd., a Delaware corporation and Daniel M. Friedman wish to shorten the term of the Earn-Out Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Earn-Out Agreement, the parties hereby agree as follows:

         1. Section 1 Definitions of the Earn-Out Agreement are hereby amended as follows:

         The foregoing definition of "2007 Contingent Purchase Price Payment" is added before the first definition. The "2007 Contingent Purchase Price Payment" is defined to say:

                  "2007 Contingent Purchase Price Payment" shall have the meaning set forth in section 2(a) hereof.

         The definition of "2008 Contingent Purchase Price Payment" is hereby deleted in its entirety and replaced as follows:

                  "2008 Contingent Purchase Price Payment" shall have the meaning set forth in section 2(b) hereof.

         The definitions of "2009 Contingent Purchase Price Payment" and "2010 Contingent Purchase Price Payment" are hereby deleted in their entirety.

         The definition of "Contingent Purchase Price Payment" is hereby deleted in its entirety and replaced as follows:

                  "Contingent Purchase Price Payment" shall mean each of the 2007 Contingent Purchase Price Payment and the 2008 Contingent Purchase Price Payment.

         The definition of "Earn-Out Year" is hereby deleted in its entirety and replaced as follows:

                  "Earn-Out Year" shall mean each of fiscal year 2007 and fiscal year 2008, which shall end on December 31, 2007 and 2008, respectively.

         The definition of "Earn-Out Multiple" is hereby deleted in its entirety and replaced as follows:

                  "Earn-Out Multiple" shall mean 3.64.

         The definition of "EBITDA" is hereby deleted in its entirety and replaced as follows:

                  "EBITDA" shall mean the Companies' (a) net sales, less, without duplication, the sum of (i) cost of sales (including, without limitation, any amounts which, absent the transactions contemplated by the Stock Purchase Agreement, would have been payable by Daniel M. Friedman & Associates, Inc. to the Purchaser pursuant to the terms of the License Agreement (as hereinafter defined) as if, with respect to such amounts, such License Agreement is coterminous with this Agreement; provided, that no royalty shall be payable for the sale of Steven products in fiscal year 2007 and a 5% royalty shall be payable for Steven products for fiscal year 2008 and, therefore, in determining the royalty payable pursuant to the License Agreement, Madden shall, (x) in 2007, subtract 10% multiplied by the amount of any Steven product sold and (y) in 2008, subtract 5% multiplied by the amount of any Steven product sold in order to effectuate the agreed upon royalty amount, (ii) selling and distribution expenses, (iii) design and production expenses and (iv) general administrative expenses (for the avoidance of doubt, including in each of the foregoing clauses the net amount payable under the Services Agreement), plus (b) to the extent included in expenses in clause (a) of this definition, the sum of (i) interest expense, (ii) fees and expenses (including prepayment penalties) in connection with financings, (iii) income tax expense (including payments in respect of any tax sharing or other similar agreement) other than international VAT or other similar tax, (iv) depreciation and amortization expense, (v) expenses resulting from FAS 142 or FAS 144, (vi) amortized expenses related to the closing of the transactions contemplated by the Stock Purchase Agreement and the 338(h)(10) Election (as defined in the Stock Purchase Agreement), (vii) any allocation of corporate overhead from Affiliates of either Company or allocation of profit, loss or expenses from Affiliates of either Company, other than those allocations specified in the Services Agreement, (viii) any Losses (as defined in the Stock Purchase Agreement) of either of the Companies which give rise to an indemnity obligation pursuant to the indemnification provisions of the Stock Purchase Agreement, to the extent, and only to the extent, that such indemnity obligations have been honored, and (ix) any amounts recovered or recoverable by either Company from insurance, to the extent, and only to the extent, the Loss attributable to such insurance arose in the same period, plus
                  (c) the amount set forth on Schedule A attached hereto for the applicable fiscal year; provided, that for purposes of the foregoing, (i) all products of Purchaser sold by the Companies to retail stores of Purchaser shall be transferred at actual LDP cost, and (ii) any product sold by the Companies' to Purchaser's or the Companies' international distributors shall

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

                  be deemed to be sold at a price based on the following: (x) products shipped from the Companies' (or Purchaser's) U.S. warehouses will be sold at actual LDP cost (excluding kitty) plus 15% of such LDP cost; and (y) products shipped from overseas factories will be sold at first cost (FOB factory) plus a commission of fifteen percent (15%). Each figure in clause (a) and clause (b) of this definition shall be determined on a consolidated basis in accordance with GAAP consistently applied from the Closing Date.

         2. Section 2(a) of the Earn-Out Agreement is hereby deleted in its entirety and replaced as follows:

                  (a) 2007 Contingent Purchase Price Payment. The aggregate amount of the contingent purchase price payment payable to Seller with respect to fiscal year 2007 (the "2007 Contingent Purchase Price Payment") shall equal 20% of the product of (i) the EBITDA for fiscal year 2007 and (ii) the Earn-Out Multiple.

         3. Section 2(b) of the Earn-Out Agreement is hereby deleted in its entirety and replaced as follows:

                  (b) 2008 Contingent Purchase Price Payment. The aggregate amount of the contingent purchase price payment payable to Seller with respect to fiscal year 2008 (the "2008 Contingent Purchase Price Payment") shall equal 20% of the product of (i) the EBITDA for fiscal year 2008 and (ii) the Earn-Out Multiple.

         4. Section 2(c) of the Earn-Out Agreement is hereby deleted in its entirety.

         5. The preamble to Section 6 of the Earn-Out Agreement is hereby deleted in its entirety and replaced as follows:

                  Corporate Governance During Earn-Out Period. Seller and Purchaser agree that until the earlier of the termination of this Agreement or the end of fiscal year 2008, the Companies shall be managed in accordance with the following provisions:

                  The subsections of Section 6 remain in their entirety.

         6. Section 7 of the Earn-Out Agreement is hereby deleted in its entirety and replaced as follows:

                  Intercompany Transactions and Other Activities During Earn-Out Period. For purposes of determining any Contingent Purchase Price Payment payable under this Agreement, Seller and Purchaser agree that until the earlier of the termination of this Agreement or the end of fiscal year 2008, all transactions between the Companies, on the one hand, and Purchaser or any of its Affiliates (excluding the Companies and their subsidiaries), on the other hand (each an "Intercompany Transaction"), shall be at cost or shall be

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

                  adjusted to be upon fair and reasonable terms no less favorable to either party than would be obtained in a comparable arm's-length transaction with an unaffiliated third Person. The parties acknowledge and agree that the Services Agreement is or will be on arm's-length terms.

         Except as specifically amended hereby, each provision of the Earn-Out Agreement shall continue in full force and effect in accordance with its terms. Any capitalized term used in this Amendment and not herein defined shall have the meaning ascribed to it in the Earn-Out Agreement.



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

         IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed and delivered by their respective duly authorized representatives as of the date first written above.

                                 COMPANIES:
                                 ----------

                                 DANIEL M. FRIEDMAN & ASSOCIATES, INC.


                                 By: /s/ DANIEL M. FRIEDMAN
                                     -------------------------------------------
                                     Name:   Daniel M. Friedman
                                     Title:  President


                                 DMF INTERNATIONAL, LTD.


                                 By: /s/ DANIEL M. FRIEDMAN
                                     -------------------------------------------
                                     Name:   Daniel M. Friedman
                                     Title:  President


                                 PURCHASER:
                                 ----------

                                 STEVEN MADDEN, LTD.


                                 By: /s/ JAMIESON A. KARSON
                                     -------------------------------------------
                                     Name:  Jamieson A. Karson
                                     Title: Chairman and Chief Executive Officer


                                 SELLER:
                                 -------


                                 /s/ DANIEL M. FRIEDMAN
                                 ----------------------------------------
                                 Daniel M. Friedman

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